EXHIBIT 7

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) dated as of October 25, 2010 is entered into by and among REP Investments LLC, a Delaware limited liability company (“REP”), Brookfield REP Investments II LLC, a Delaware limited liability company (“REP II”), Brookfield REP Investments III LLC, a Delaware limited liability company (“REP III”), Brookfield REP Investments IV-A LLC, a Delaware limited liability company (“REP IV-A”), Brookfield REP Investments IV-B LLC, a Delaware limited liability company (“REP IV-B”), Brookfield REP Investments IV-C LLC, a Delaware limited liability company (“REP IV-C”), Brookfield REP Investments IV-D LLC, a Delaware limited liability company (“REP IV-D”), Brookfield REP Investments V LP, a Delaware limited partnership (“REP V”, and collectively with REP, REP II, REP III, REP IV-A, REP IV-B, REP IV-C and REP IV-D, the “Consortium”, and each, a “Parallel Investment Vehicle”) and Brookfield Asset Management Private Institutional Capital Adviser (Canada), L.P., a Manitoba limited partnership, in its capacity as the managing member or general partner, as applicable, of each Parallel Investment Vehicle (the “Managing Member”).

WHEREAS, in accordance with Section 4.1(a) of the Governing Agreements of the Parallel Investment Vehicles, each of the Parallel Investment Vehicles has agreed to enter into a voting rights agreement with respect to certain matters requiring a vote, consent or approval under its respective Governing Agreement; and

WHEREAS, the parties hereto wish to set forth certain procedures and requirements governing such votes, consents, approvals and determinations, desire to facilitate the voting arrangements set forth herein, and desire to bind themselves to the outcomes hereunder by agreeing to the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Defined Terms.  Capitalized terms used herein and not defined herein shall have the meanings set forth in the respective limited liability company or limited partnership agreement of each of REP, REP II, REP III, REP IV-A, REP IV-B, REP IV-C, REP IV-D and REP V, as applicable, and as each may be amended, supplemented or otherwise modified from time to time (each, a “Governing Agreement,” and collectively, the “Governing Agreements”).

2.           Votes, Consents, Approvals and Determinations.

(a)           Each of REP, REP II, REP III, REP IV-A, REP IV-B, REP IV-C, REP IV-D and REP V hereby acknowledges that it is a “Parallel Investment Vehicle”, that such entities together constitute the “Consortium” as of the date hereof, and that this Agreement is the “Voting Agreement”, as such terms are defined in the Governing Agreements.

(b)           Each Parallel Investment Vehicle hereby agrees that all the various votes, consents, approvals and determinations that are required or permitted to be put forth to the Tier One Parallel Investment Vehicles pursuant to the Governing Agreements shall be done in compliance with the terms of the Governing Agreements (including with respect to required percentages set forth therein) pursuant to this Agreement.  Each Parallel Investment Vehicle further hereby agrees to be bound by, and hereby irrevocably directs the Managing Member to cause such Parallel Investment Vehicle to effect the outcomes of all Tier One Parallel Investment Vehicle votes, consents, approvals and determinations as determined pursuant to this Agreement.

3.           Standard of Care.  Except as expressly provided to the contrary in this Agreement, and except for the implied contractual covenant of good faith and fair dealing, to the fullest extent permitted by law, the Parallel Investment Vehicles hereby agree and acknowledge that the Tier One Parallel Investment Vehicles do not owe any fiduciary or other duties to the Parallel Investment Vehicles, in their capacity as Tier One Parallel Investment Vehicles.

4.           Expense and Liability Sharing.  Each Parallel Investment Vehicle hereby acknowledges and confirms for the benefit of each other Parallel Investment Vehicle and the Managing Member its obligations relating to sharing of costs, expenses, liabilities and obligations as expressly set forth in the Governing Agreements, including Sections 4.7(b) and 4.12(c) thereof and any potential liabilities, obligations and claims against REP under the Restructuring Proposal.  Subject to and in accordance with any applicable limitations in the Governing Agreements (including limitations on the liability of Non-Managing Members in such documents), each Parallel Investment Vehicle, including REP, further acknowledges that all liabilities and claims (known or unknown as of the date of this Agreement) against REP relating to the period prior to the date hereof and the establishment of the Parallel Investment Vehicles shall be shared among all the Parallel Investment Vehicles in accordance with their respective Consortium Percentage Interests.  If any Parallel Investment Vehicle is called upon or is otherwise exposed to pay and actually does pay amounts in excess of its Consortium Percentage Interest thereof, then each other Parallel Investment Vehicle does hereby absolutely, irrevocably and unconditionally agree to reimburse such Parallel Investment Vehicle upon demand, and does hereby authorize and direct the Managing Member to take reasonable actions in furtherance thereof, an amount such that after giving effect to such reimbursement, each Parallel Investment Vehicle shall have borne only its Consortium Percentage Interest thereof.

5.           Exculpation.  To the fullest extent permitted by applicable law, each Parallel Investment Vehicle hereby acknowledges and confirms for the benefit of each other Parallel Investment Vehicle, the Managing Member, the Members or any of their Affiliates the limitations on liability and duties (and carve-outs therefrom) of Indemnified Parties (as defined below) as expressly set forth in the Governing Agreements, including Section 9.1 thereof.

6.           Indemnification.  To the fullest extent permitted by applicable law, but subject to the terms and limitations of the Governing Agreements, each Parallel Investment Vehicle hereby acknowledges and confirms for the benefit of each Indemnified Party (as defined below) its obligations to indemnify and hold harmless, on a joint and several basis, the Managing Member of each Parallel Investment Vehicle, any Affiliate of such Managing Member, any member of the Board of Directors of any Parallel Investment Vehicle, any officer of any Parallel Investment Vehicle and each of their respective Constituent Members, representatives, employees, managers, consultants or agents (each, an “Indemnified Party”, each of which shall be a third-party beneficiary of this Agreement solely for purposes of this Section 6) as set forth in the Governing Agreements, including Section 9.2 thereof; provided, however, that in no event shall any Parallel Investment Vehicle be liable for more than its pro rata share of any indemnification obligation hereunder, based on the aggregate Consortium Percentage Interest of the members of such Parallel Investment Vehicle.  The provisions set forth in this Section 6 shall survive the termination of the Parallel Investment Vehicles and this Agreement.

7.           Miscellaneous.

(a)           Entire Agreement.  This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties are expressly canceled.

(b)           Successors and Assigns.  Except as otherwise provided herein, this Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, the parties’ respective successors, assigns and legal representatives.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(c)           Amendments and Waivers.  No term of this Agreement may be amended or waived without the prior written consent of all of the Tier One Parallel Investment Vehicles.  Any amendment or waiver effected in accordance with this Section 7(c) shall be binding upon the Parallel Investment Vehicles, and each of their respective successors and assigns.   For the avoidance of doubt, the foregoing shall not under any circumstances impact the requisite voting percentages under the Governing Agreements.

(d)           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(e)           Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.  Each of the parties hereto agrees that this agreement involves at least U.S. $100,000.00 and that this Agreement has been entered into in express reliance upon 6 Del. C. §  2708.  Each of the parties hereto irrevocably and unconditionally confirms and agrees that it is and shall continue to be (i) subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (ii) subject to service of process in the State of Delaware.

(f)           Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(g)           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[Signature Pages Follow]

The Parties have executed this Voting Agreement as of the date first written above.

REP INVESTMENTS LLC

By:	Brookfield Asset Management Private Institutional Capital Adviser (Canada), L.P., its managing member

By:	Brookfield Private Funds Holdings Inc., its general partner

By:	/s/ Yuriy Zubatyy
Name: Yuriy Zubatyy
Title: Vice President

By:	/s/ Moshe Mandelbaum
Name: Moshe Mandelbaum
Title: Vice President

BROOKFIELD REP INVESTMENTS II LLC

By:	Brookfield Asset Management Private Institutional Capital Adviser (Canada), L.P., its managing member

By:	Brookfield Private Funds Holdings Inc., its general partner

By:	/s/ Yuriy Zubatyy
Name: Yuriy Zubatyy
Title: Vice President

By:	/s/ Moshe Mandelbaum
Name: Moshe Mandelbaum
Title: Vice President

Signature Page to Voting Agreement

BROOKFIELD REP INVESTMENTS III LLC

By:	Brookfield Asset Management Private Institutional Capital Adviser (Canada), L.P., its managing member

By:	Brookfield Private Funds Holdings Inc., its general partner

By:	/s/ Yuriy Zubatyy
Name: Yuriy Zubatyy
Title: Vice President

By:	/s/ Moshe Mandelbaum
Name: Moshe Mandelbaum
Title: Vice President

BROOKFIELD REP INVESTMENTS IV-A LLC

By:	Brookfield Asset Management Private Institutional Capital Adviser (Canada), L.P., its managing member

By:	Brookfield Private Funds Holdings Inc., its general partner

By:	/s/ Yuriy Zubatyy
Name: Yuriy Zubatyy
Title: Vice President

Signature Page to Voting Agreement

BROOKFIELD REP INVESTMENTS IV-B LLC

By:	Brookfield Asset Management Private Institutional Capital Adviser (Canada), L.P., its managing member

By:	Brookfield Private Funds Holdings Inc., its general partner

By:	/s/ Yuriy Zubatyy
Name: Yuriy Zubatyy
Title: Vice President

BROOKFIELD REP INVESTMENTS IV-C LLC

By:	Brookfield Asset Management Private Institutional Capital Adviser (Canada), L.P., its managing member

By:	Brookfield Private Funds Holdings Inc., its general partner

By:	/s/ Yuriy Zubatyy
Name: Yuriy Zubatyy
Title: Vice President

Signature Page to Voting Agreement

BROOKFIELD REP INVESTMENTS IV-D LLC

By:	Brookfield Asset Management Private Institutional Capital Adviser (Canada), L.P., its managing member

By:	Brookfield Private Funds Holdings Inc., its general partner

By:	/s/ Yuriy Zubatyy
Name: Yuriy Zubatyy
Title: Vice President

BROOKFIELD REP INVESTMENTS V LP

By:	Brookfield Asset Management Private Institutional Capital Adviser (Canada), L.P., its general partner

By:	Brookfield Private Funds Holdings Inc., its general partner

By:	/s/ Yuriy Zubatyy
Name: Yuriy Zubatyy
Title: Vice President

Signature Page to Voting Agreement

BROOKFIELD ASSET MANAGEMENT PRIVATE INSTITUTIONAL CAPITAL ADVISER (CANADA), L.P.

By:	Brookfield Private Funds Holdings Inc.,
its general partner

By:	/s/ Yuriy Zubatyy
Name: Yuriy Zubatyy
Title: Vice President

Signature Page to Voting Agreement